SENTO CONTINUES PROFITABILITY TURNAROUND
                      WITH RECORD FISCAL 2006 THIRD QUARTER


          - Company Achieves EPS of $0.17 on Revenues of $15.2 Million
                             in the Third Quarter -
                   - Raises Forecast for Full Year Revenues -


SALT LAKE CITY, Utah, January 31, 2006 - Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported record financial results for the fiscal 2006 third quarter ended December 31, 2005.

Consolidated revenues were $15.2 million for the third quarter of fiscal 2006, a 50.8% increase from the $10.0 million reported in the third quarter of fiscal 2005. This was accomplished solely through organic growth as both periods included the operations of Xtrasource, the assets of which Sento acquired effective October 1, 2004. Fiscal 2006 third quarter consolidated revenues grew 53.7% from the second quarter of fiscal 2006. The Company's third quarter has historically been its strongest.

The Company reported operating income of $697,283 for the third quarter of fiscal 2006. This included a $196,000 reduction in cost of sales due to an accrual for future reimbursement from the New Mexico Jobs Training Incentive Program (JTIP) for the Company's customer care center in Albuquerque that began operating in November 2005. The Company expects to recognize up to $2.4 million in JTIP reimbursements under funds earmarked for Sento by the state, with the balance of up to $2.2 million to be recognized over the next three quarters based on actual training hours completed. Operating income in the latest period compares with an operating loss of $182,974 in the third quarter of fiscal 2005 and operating profit of $332,446 in the fiscal 2006 second quarter. The operating loss in the year ago quarter included a bad debt provision of $475,000 for a financially distressed customer who has since recapitalized. The operating income in the second quarter of 2006 included one-time income of $181,593 due to the partial recovery of that bad debt from the customer. The customer has also issued a note to Sento of $400,000 maturing in fiscal 2007 for the remaining balance due.

The Company achieved net income of $708,581 or $0.17 per diluted share for the third quarter of fiscal 2006. This compares with a net loss of $298,400 or $0.08 per diluted share in the third quarter of fiscal 2005 and net income of $310,061 or $0.08 per diluted share in the second quarter of fiscal 2006. Before including the one-time items related to the bad debt in those prior periods, the net income for the third quarter of fiscal 2005 was $176,600 or $0.05 per diluted share and net income for the second quarter of fiscal 2006 was $128,468 or $0.03 per diluted share.

For the first nine months of fiscal 2006, revenues were $33.8 million and the operating loss was $584,560 including the bad debt reversal in the second quarter and $477,575 in facilities consolidation expense in the first quarter. The net loss for the first nine months of fiscal 2006 was $646,423 or $0.17 per diluted share. In the prior year-to-date period, which included one quarter of contribution from Xtrasource, revenues were $22.8 million, the operating loss was $855,366 including the bad debt provision in the third quarter, and the net loss attributable to common stockholders was $1.0 million or $0.28 per diluted share.

Sento Corporation ended the fiscal 2006 third quarter with working capital of $3.9 million and cash and short-term investments of $3.5 million equivalent to $0.86 per diluted share. The Company noted that both amounts were lower than the prior quarter due to working capital requirements for the substantial ramp-up of its Albuquerque center. Long-term debt to equity was 22.9% including the Xtrasource contingent earn-out. Because of the better than expected performance of Xtrasource during the first year since the acquisition, the Company has increased its estimate of the related earn-out by $722,176. In accordance with purchase accounting rules, this has resulted in an upward adjustment of the purchase price and a corresponding increase in intangible assets. In conjunction with this adjustment the Company also recognized a deferred foreign tax liability of $316,528. Amortization expense also increased accordingly in the fiscal 2006 third quarter.

Patrick F. O'Neal, President and CEO of Sento, commented, "When we achieved the milestone of returning to profitability in our second quarter, we expressed confidence that it was just the initial stage of realizing the potential of Sento Corporation. Our substantial growth in the third quarter is further evidence of that potential and our progress in executing our plan to realize it.

"Our 54% sequential increase in revenues this past quarter, while aided by seasonal strength, also reflects the range and effectiveness of our customer solutions, better than expected volume from several existing clients and the strong new business pipeline we focused on developing over the past year. We added seven new customers in the third quarter including PBM Group, Digi-Key and Belkin in addition to LensCrafters and Pentax, announced previously. We also added new programs for two existing customers in Europe. Our pipeline of potential new business also continued to grow in the quarter and I am pleased to report that we signed a letter of intent earlier this month with RxAmerica, a leading pharmacy benefits management division of Long's Drugs, leveraging our expertise in healthcare and opening the door for important new opportunities. We also have a signed letter of intent with JVC to support all consumer electronic products for them in France.

"The operating ramp-up necessary for the magnitude of our revenue growth in the third quarter required the diligence and dedication of our entire team. The scope of their success is reflected in our new center in Albuquerque. We built out 45,000 square feet of space in two and a half months rather than the three years expected and had hired over 500 personnel by the end of December versus the 50 to 100 originally planned. We expect to hire another 200 to 300 employees in Albuquerque in the next three months.

"We are also continuing to invest in our technology infrastructure and are currently developing the next generation of our proprietary Right Channeling technology, for which we have patents pending."

Mr. O'Neal concluded with a forward-looking statement, "At the beginning of this fiscal year, we set a goal of exceeding $40 million in annual revenues accompanied by a return to quarterly profitability by the last quarter of the year. Based on our success in beating that timetable to date while taking into account seasonal fourth quarter factors, we now expect to exceed $46 million in annual revenues with continued profitability in the fourth quarter enabling us to approach break-even for the full 2006 fiscal year. We acknowledge our customers, employees and shareholders whose support has made and will continue to make our progress possible. As we focus on further growth company-wide, we will continue to take seriously the challenge of effectively managing it to attain new levels of profitability."

C. Lloyd Mahaffey, Sento's Chairman of the Board, stated: "The Board is pleased with the progress being made by Sento's management in executing the strategic plan. The performance this quarter reinforces the decision to focus on profitability, on expanding geographic reach and on emphasizing technology differentiation."

CONFERENCE CALL

Sento senior management will host a conference call, today, January 31 at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss fiscal 2006 third quarter results and the future outlook. To access the call, dial 617-614-4927 in or outside the US, five minutes before start time. The participant passcode is 86383119. The webcast is also being distributed over CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The webcast of this call will be archived for two months at these CCBN Web sites.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and LensCrafters.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; variations in market and economic conditions; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

                                - TABLES FOLLOW -

                                        SENTO CORPORATION
                                        AND SUBSIDIARIES
                             Condensed Consolidated Balance Sheets
                                           (Unaudited)

                                             ASSETS

                                                                   December 31,           March 31,
                                                                       2005                 2005
                                                                  ---------------      ---------------
Current assets:
        Cash and cash equivalents                                 $   3,549,885        $   5,698,195
        Accounts receivable, net                                      8,592,917            4,326,315
        Other current assets                                            811,622              643,059
                                                                  -------------        -------------
                Total current assets                                 12,954,424           10,667,569

Property and equipment, net                                           4,582,438            4,031,632
Intangible assets, net                                                2,040,796            1,229,607
Other assets                                                            322,808              296,775
                                                                  -------------        -------------
                Total Assets                                      $  19,900,466        $  16,225,583
                                                                  =============        =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Current portion of long-term debt and capital leases      $   1,453,943        $     745,699
        Accounts payable                                              3,206,635            2,110,013
        Accrued payroll and payroll taxes                             2,421,687            1,559,676
        Current portion of accrued contingent
          consideration from business acquisition                       792,157                    -
        Deferred income taxes - current                                  77,412                    -
        Accrued building consolidation costs - current                   57,935              118,793
        Accrued liabilities and other                                 1,022,719              635,834
                                                                  -------------        -------------
                Total current liabilities                             9,032,488            5,170,015

Long-term debt and capital leases, net of current portion             1,142,103              959,259
Accrued contingent consideration from business
  acquisition, net of current portion                                   820,573              907,898
Accrued building consolidation costs, net of current portion            125,154                    -
Deferred income taxes                                                   232,235                    -
                                                                  -------------        -------------
                Total Liabilities                                    11,352,553            7,037,172

Stockholders' equity:
        Common stock                                                    983,306              965,077
        Additional paid-in capital                                   20,757,465           20,662,508
        Treasury stock                                                 (259,620)            (203,681)
        Accumulated other comprehensive income (loss) -
          foreign currency translation adjustment                        (8,652)              42,670
        Accumulated deficit                                         (12,924,586)         (12,278,163)
                                                                  -------------        -------------
                Total stockholders' equity                            8,547,913            9,188,411
                                                                  -------------        -------------
                Total Liabilities and Stockholders' Equity        $  19,900,466        $  16,225,583
                                                                  =============        =============

                                                           SENTO CORPORATION
                                                           AND SUBSIDIARIES
                                            Condensed Consolidated Statements of Operations
                                                              (Unaudited)



                                                    Three Months Ended                     Nine Months Ended
                                            -----------------------------------    -----------------------------------
                                             December 31,       December 31,       Deceember 31,        December 31,
                                                 2005               2004                2005                2004
                                            ---------------    ----------------    ---------------     ---------------
Revenue                                     $  15,154,851      $  10,047,153       $  33,777,982       $  22,782,861

Gross cost of sales                            12,285,385          8,025,613          28,183,588          19,441,540
Less: training incentive reimbursements          (196,000)                 -            (196,000)                  -
                                            -------------      -------------       -------------       -------------
Net cost of sales                              12,089,385          8,025,613          27,987,588          19,441,540
                                            -------------      -------------       -------------       -------------

        Gross profit                            3,065,466          2,021,540           5,790,394           3,341,321

Product development                                20,852             61,765              69,460             295,741
Selling, general and administrative
  expenses                                      2,228,827          1,629,192           5,823,037           3,367,296
Reserve for and subsequent collection
  of doubtful account                                   -            475,000            (181,593)            475,000
Amortization of intangible assets                  90,893             54,447             227,516              54,447
Restructuring charge                                                                     477,575
Non-cash charge for valuation of
  warrants issued for services                                        53,057                                 239,558
Stock-based compensation (benefit)                 27,611            (68,947)            (41,041)           (235,355)
                                            -------------      -------------       -------------       -------------
        Operating income (loss)                   697,283           (182,974)           (584,560)           (855,366)

Other income (expense), net                         8,843            (36,719)            (46,657)            (73,886)
                                            -------------      -------------       -------------       -------------
Net income (loss) before income taxes             706,126           (219,693)           (631,217)           (929,252)
Income tax provision (benefit)                     (2,455)            78,707              15,206              78,707
                                            -------------      -------------       -------------       -------------
Net income (loss)                                 708,581           (298,400)           (646,423)         (1,007,959)
Deemed dividend as a result of warrant
modification                                                                                                 (37,875)
                                            -------------      -------------       -------------       -------------
Net income (loss) attributable to
  common stockholders                       $     708,581      $    (298,400)      $    (646,423)      $  (1,045,834)
                                            =============      =============       =============       =============

Basic net income (loss) per share           $        0.19      $       (0.08)      $       (0.17)      $       (0.28)
                                            =============      =============       =============       =============

Diluted net income (loss) per share         $        0.17      $       (0.08)      $       (0.17)      $       (0.28)
                                            =============      =============       =============       =============


Basic weighted average number of common
 and common equivalent shares
 outstanding                                    3,827,068          3,807,873           3,805,957           3,722,628
Diluted weighted average number of
 common and common equivalent shares
 outstanding                                    4,117,669          3,807,873           3,805,957           3,722,628

                                                SENTO CORPORATION
                                                AND SUBSIDIARIES

                                 Condensed Consolidated Statements of Cash Flows
                                                   (Unaudited)

                                                                             Nine Months Ended
                                                                   -------------------------------------
                                                                     December 31,          December 31,
                                                                         2005                  2004
                                                                   ---------------       ---------------
Cash flows from operating activities:
     Net loss                                                      $      (646,423)      $    (1,007,959)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                                   1,587,435             1,193,542
         Non-cash interest expense related to warrants
           issued with debt                                                 10,705               249,995
         Stock-based compensation                                          (41,041)             (235,355)
         Restructuring charge                                              477,575                     -

       Changes in operating assets and liabilities:
         Accounts receivable                                            (4,283,946)            1,143,987
         Other assets                                                     (241,044)             (139,798)
         Accounts payable                                                1,096,622              (439,851)
         Accrued liabilities and other                                     958,361              (473,211)
         Deferred Taxes                                                     (6,881)
                                                                   ---------------       ---------------
             Net cash provided by (used in) operating activities        (1,088,637)              291,350

Cash flows used in investing activities:
     Purchase of property and equipment                                 (1,987,022)           (1,104,911)
     Acquisition of business, including purchase of
       acquired business' secured debt                                           -              (872,221)
                                                                   ---------------       ---------------
              Net cash used in investing activities                     (1,987,022)           (1,977,132)

Cash flows from financing activities:
     Principal payments of long-term debt, capital leases
       and credit line                                                    (619,617)             (725,923)
     Proceeds from issuance of long-term debt, capital leases
       and credit line                                                   1,500,000               849,579
     Payment of accrued offering costs                                           -              (627,364)
     Repurchase of common stock                                            (55,939)
     Proceeds from exercise of stock options, warrants and
       employee stock purchases                                            154,227               408,475
                                                                   ---------------       ---------------
               Net cash provided by (used in) financing activities         978,671               (95,233)

Effect of foreign currency translations                                    (51,322)               91,330
                                                                   ---------------       ---------------
Net decrease in cash and cash equivalents                               (2,148,310)           (1,689,685)
Cash and cash equivalents at beginning of period                         5,698,195             6,567,811
                                                                   ---------------       ---------------
Cash and cash equivalents at end of period                         $     3,549,885       $     4,878,126
                                                                   ===============       ===============

Supplemental non-cash disclosures:

During the nine months ended December 31, 2005, there was a purchase price adjustment relating to the acquisition of Xtrasource Inc. which resulted in non-cash adjustments to intangible assets of $1,038,704, accrued contingent consideration of $722,176, and deferred tax liabilities of $316,528.